UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

SOUTHWEST GAS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

ICAHN CAPITAL LP

IPH GP LLC

ICAHN ENTERPRISES HOLDINGS L.P.

ICAHN ENTERPRISES G.P. INC.

BECKTON CORP.

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On October 25, 2021, Carl C. Icahn and affiliated entities published an open letter to the board of directors of Southwest Gas Holdings, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. FOR USE AT ITS 2022 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2021.

Exhibit 1

Carl C. Icahn Issues Open Letter to

Board of Directors of Southwest Gas

Sunny Isles Beach, Florida, October 25, 2021 — Today, Carl C. Icahn released the following open letter to the board of directors of Southwest Gas Holdings, Inc. (NYSE: SWX).

Investor Contacts:

Harkins Kovler, LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@harkinskovler.com / jkovler@harkinskovler.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

October 25, 2021

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

Las Vegas, NV 89113

Attention: Board of Directors

Ladies and Gentlemen:

Citigroup published a research note on October 21, 2021 detailing a conversation its analysts had with management of SWX.

“management seemed open if a large investor wanted to make a block investment in the company. In our view, this could come in two forms: 1) direct investment in Centuri… 2) PIPE or block share sale at SWX. A large investor (most likely friendly) may want to buy into the holding company at a reasonable price…”

We are writing to reiterate what we suggested to John Hester in our first conversation and stated in our first letter. If SWX must complete the ill-advised Questar Pipelines deal and intends to follow through on its plan to issue up to $1 billion in equity and equity-linked securities, a rights offering to all existing shareholders is the best way to ensure that existing shareholders are not massively diluted. In a rights offering, existing holders may retain their ownership interest in the company by purchasing additional shares (or they may instead realize value by electing to sell the tradable rights). The rights offering can also provide “over-subscription rights” to all shareholders so that any who desire to subscribe for more than their pro-rata share (in the event that others do not fully subscribe) may do so. We believe this mechanism is far superior to offering cheap stock to a new investor with no legacy position in the company. We hereby offer again to backstop such a rights offering at whatever per share price the board determines – without a fee – so that SWX will be guaranteed to receive the full $1 billion it needs.

Although we believe a rights offering would be the most beneficial structure for all existing shareholders, if for whatever reason you disagree, we would be willing – and are hereby offering – to provide all of the equity financing at $75.00 per common share. We would also be willing to consider providing this financing at a per share price higher than $75.00 if SWX should receive a bona-fide superior offer from any other shareholder or third party.

If we are called upon to fund our backstop commitment (thereby purchasing more than our pro-rata share of the new stock) or otherwise acquire shares from SWX in a financing transaction, we would also agree, if the new shares, when added to our existing position, would result in us holding more than 20% of the company’s outstanding voting shares, to waive our voting rights with respect to all shares we hold in excess of 20%.

In light of our above offer, we believe that SWX consummating any financing transaction on terms that are inferior to those laid out above, without first attempting in good faith to negotiate with us, would be unconscionable, insulting to shareholders and would result in years of costly litigation and proxy fights. We also believe that you may feel protected because of the large index fund presence in SWX stock. We caution you to think twice before assuming that these large holders – who owe fiduciary duties to their constituents – will blindly support actions you take that dilute the interests of shareholders, especially in light of the travesty that SWX is now making of corporate governance.

In terms of unlocking the value of Centuri, we could support a sale of that business assuming that a thorough process is run that receives maximum shareholder value. We would like to remind management that Centuri’s best comps currently trade at ~11.5x 2022 EBITDA and that any control deals would be done at a premium to current valuations. In the event that the board should consider a financing at the Centuri level, we would also be interested – and are hereby offering – to provide that financing. As mentioned above, we would also be willing to consider topping any bona-fide superior offers that SWX should receive with respect to such a financing.

AS AN UPDATE TO OUR UPCOMING TENDER OFFER, WE EXPECT TO FILE THE FORMAL DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION ON WEDNESDAY OF THIS WEEK WITH THE PREVIOUSLY ANNOUNCED $75 PER SHARE CASH OFFER FOR ANY AND ALL SHARES. WE BELIEVE THAT SWX TAKING ANY ACTION TO DILUTE SHAREHOLDERS BY PLACING CHEAP STOCK INTO “MOST LIKELY FRIENDLY” HANDS WOULD BE AKIN TO ROBBING SHAREHOLDERS OF THE ABILITY TO RECEIVE $75 PER SHARE IN OUR OFFER AND ALSO BADLY AFFECT THE VALUE OF THEIR STOCK.

We stated in our first conversation with John Hester that we believe peace is always better than war – and he agreed. Unfortunately, after that conversation, SWX put in a 10% poison pill and Hester told us he would not be willing to discuss anything for one month. Hester has also sent out signals that he is planning to place close to $1 billion worth of “cheap stock” into friendly hands.

However, we are still hopeful that we can resolve this matter amicably and in a manner that creates value for ALL shareholders. We look forward to speaking with you in the very near future.

Sincerely yours,

Carl C. Icahn

Additional Information and Where to Find It;

Participants in the Solicitation and Notice to Investors

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS, INC. (“SOUTHWEST GAS”) FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF SOUTHWEST GAS AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL C. ICAHN AND HIS AFFILIATES WITH THE SECURITES AND EXCHANGE COMMISSION ON OCTOBER 5, 2021. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN SOUTHWEST GAS.

THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS.

THE PROPOSED TENDER OFFER MENTIONED ABOVE HAS NOT YET COMMENCED. THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A RECOMMENDATION, AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL SHARES. AT THE TIME THE TENDER OFFER IS COMMENCED, AFFILIATES OF ICAHN ENTERPRISES WILL FILE A TENDER OFFER STATEMENT AND RELATED EXHIBITS WITH THE SEC AND SWX WILL FILE A SOLICITATION/ RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER WITH THE SEC. STOCKHOLDERS OF SWX ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY ICAHN ENTERPRISES (OR ITS AFFILIATES) WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF SWX FREE OF CHARGE UPON REQUEST TO THE INFORMATION AGENT FOR THE TENDER OFFER. THE INFORMATION AGENT FOR THE TENDER OFFER WILL BE HARKINS KOVLER, LLC, 3 COLUMBUS CIRCLE, 15TH FLOOR, NEW YORK, NY 10019, TOLL-FREE TELEPHONE: +1 (800) 326-5997, EMAIL: SWX@HARKINSKOVLER.COM.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

THIS LETTER CONTAINS OUR CURRENT VIEWS ON THE VALUE OF SOUTHWEST GAS SECURITIES AND CERTAIN ACTIONS THAT SOUTHWEST GAS’ BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. SOUTHWEST GAS’ PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS.

WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS LETTER. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN.

THIS LETTER ALSO REFERENCES THE SIZE OF OUR RESPECTIVE CURRENT HOLDINGS OF SOUTHWEST GAS SECURITIES. OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING SOUTHWEST GAS WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Southwest Gas’ public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.